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                                                                   Exhibit 23.01


                      CONSENT OF COOPERS & LYBRAND L.L.P.,
                            INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of CardioGenesis Corporation on Form S-8 (File Numbers 333-04287 and 333-35095) of our reports dated January 30, 1998 on our audits of the consolidated financial statements and financial statement schedule of CardioGenesis Corporation as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports are included in this Annual Report on Form 10-K.


                                        COOPERS & LYBRAND L.L.P.

San Jose, California
March 30, 1998